Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-56961, 333-70137, 333-135073 and 333-135028), Form S-3 (File Nos. 333-116390, 333-131881 and 333-136150) and Form S-4 (File No. 333-135271) of Brigham Exploration Company of our report dated February 27, 2006 relating to the consolidated financial statements as of December 31, 2005 and for the two years in the period ended December 31, 2005, which appears in this Form 10-K.

s/s PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2007